To the Board of Directors and Shareholders of the Dreyfus/Laurel Funds, Inc.

We consent to the use of our report dated December 10, 2001 with respect to the Dreyfus Tax-Smart Growth Fund of The Dreyfus/Laurel Funds, Inc. incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Counsel and Independent Auditors" in the Statement of Additional Information.

                                                  /s/ KPMG LLP

New York, New York
April 12, 2002